Exhibit 23(f)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated February 26, 2016 relating to the financial statements of Cleco Corporate Holdings LLC (formerly Cleco Corporation) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 26, 2016, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

New Orleans, Louisiana

March 17, 2017